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                                  EXHIBIT 4-C
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                                                                     EXHIBIT 4-C

                                                                [CONFORMED COPY]
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                       BELLSOUTH TELECOMMUNICATIONS, INC.

                                      AND

                              TRUST COMPANY BANK,
                                                   TRUSTEE

                             ---------------------

                                   INDENTURE
                               DATED MAY 15, 1995

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                               TABLE OF CONTENTS*

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                                                                                        PAGE
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PARTIES...............................................................................    1
RECITAL:
PART I: INCORPORATION BY REFERENCE OF STANDARD INDENTURE PROVISIONS...................    1
PART II: ACCEPTANCE OF TRUST BY TRUSTEE...............................................    1
TESTIMONIUM...........................................................................    2
SIGNATURES AND SEALS..................................................................    2
EXHIBIT A: STANDARD INDENTURE PROVISIONS (1993-C EDITION) PROVIDING FOR ISSUANCE OF
  DEBT IN SERIES
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* The Table of Contents is not part of the Indenture.
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     THIS INDENTURE, dated May 15, 1995, between BELLSOUTH TELECOMMUNICATIONS,
INC., a Georgia corporation (hereinafter sometimes referred to as the
"Company"), and TRUST COMPANY BANK, a Georgia banking corporation, with its principal office at fourth floor, Annex Building, 58 Edgewood Avenue, Atlanta,
Georgia, 30303, attn: Corporate Trust Department, as trustee (hereinafter sometimes referred to as the "Trustee"), sets forth certain of its provisions in full and incorporates other of its provisions by reference to the document entitled "BellSouth Telecommunications, Inc. Standard Indenture Provisions
(1993-C Edition) Providing for Issuance of Debt in Series" (herein called the
"Standard Indenture Provisions"), annexed hereto as Exhibit A, and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

     WHEREAS, for its lawful corporate purposes, the Company may from time to time authorize the issue of its debt securities (hereinafter referred to as the "Securities") in one or more series, each with the designations and terms and conditions as may be hereafter established in accordance with Section 2.02 of the Standard Indenture Provisions;

     NOW, THEREFORE:

     In consideration of the premises, and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                     PART I

          INCORPORATION BY REFERENCE OF STANDARD INDENTURE PROVISIONS

     All the provisions contained in the Standard Indenture Provisions are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                         ACCEPTANCE OF TRUST BY TRUSTEE

     The Trustee hereby accepts the trusts in this Indenture declared and provided upon the terms and conditions hereinabove set forth.
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     IN WITNESS WHEREOF, the Company has caused this Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested; and the Trustee has caused this Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, all as of the day and year first written above.

                                            BELLSOUTH TELECOMMUNICATIONS, INC.

                                            By     /s/  PATRICK H. CASEY
                                                      Patrick H. Casey
                                              ----------------------------------
                                               Vice President and Comptroller

                                            [Corporate Seal]

                                            Attest:

                                                  /s/  ERIC B. RUDOLPH
                                              ----------------------------------
                                                      Eric B. Rudolph
                                                    Assistant Secretary

                                            TRUST COMPANY BANK

                                            By     /s/  T. J. DONALDSON
                                              ----------------------------------
                                                       T. J. Donaldson
                                                    Group Vice President

                                            By    /s/  ELIZABETH E. WALSH
                                              ----------------------------------
                                                     Elizabeth E. Walsh
                                                       Vice President

                                            [Corporate Seal]

                                            Attest:

                                                 /s/  M. R. SMITH, JR.
                                              ----------------------------------
                                                      M. R. Smith, Jr.
                                                       Vice President

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